UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 19, 2024

IGC PHARMA, INC. (Exact name of registrant as specified in charter)

Maryland	001-32830	20-2760393
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10024 Falls Road, Potomac, Maryland 20859 (Address of principal executive offices) (Zip Code)

(301) 983-0998 (Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.0001 par value	IGC	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☐.

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

ATM Sales Agreement

On March 19, 2024, IGC Pharma, Inc. (the “Company”) entered into a new Sales Agreement (the “Agreement”) with A.G.P./Alliance Global Partners (the “Agent”) pursuant to which the Company may offer and sell, from time to time, through the Agent, as sales agent and/or principal, shares of its common stock, par value $0.0001 per share (the “Common Stock”), having an aggregate offering price subject to certain limitations on the amount of Common Stock that may be offered and sold by the Company set forth in the Sales Agreement (the “Offering”).

Offers and sales of Shares by the Company, if any, under the Sales Agreement, will be made through an accompanying base prospectus contained therein (the “ATM Prospectus Supplement”), to the prospectus forming a part of the Company’s shelf registration statement on Form S-3 (File No. 333-276330), filed by the Company with the SEC on December 29, 2023 (the “Registration Statement”) and declared effective by the SEC on January 8, 2024. The aggregate market value of Shares eligible for sale under the Sales Agreement will be subject to the limitations of General Instruction I.B.6 of Form S-3, to the extent required under such instruction. The Company’s board of directors has initially reserved 171,428,571 shares of Common Stock for issuance as Shares in the Offering in connection with the Sales Agreement based on the last reported share price of the Common Stock on the New York Stock Exchange American (“NYSE”) on of $0.35 per share and such additional shares of Common Stock as are necessary for the issuance of an aggregate amount of $60 million in Shares in the Offering.

Sales of the Shares, if any, made under the ATM Prospectus Supplement may be made in negotiated transactions, or by any method permitted by law that is deemed to be an “at the market offering” as defined in Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), including sales made directly on NYSE or sales made to or through a market maker other than on an exchange. Upon delivery of a placement notice and subject to the terms and conditions of the Sales Agreement, the Agent will use commercially reasonable efforts, consistent with its normal trading and sales practices, applicable state and federal law, rules and regulations, and the rules of the NYSE, to sell the Shares from time to time based upon the Company’s instructions, including any price, time or size limits specified by the Company. The Agent is not obligated to purchase any Shares on a principal basis pursuant to the Sales Agreement.

The Company will pay the Agent commissions for its services in acting as agent in the sale of Shares pursuant to the Sales Agreement. The Agent will be entitled to compensation at a fixed commission rate equal to 3.0% of the gross proceeds from the sale of the Shares pursuant to the Sales Agreement. The Company has agreed to provide the Agent and its Affiliates (as defined in the Sales Agreement) with customary indemnification and contribution rights, including for liabilities under the Securities Act. In addition, the Company has agreed to pay an annual maintenance fee of $10,000 to the Sales Agent in connection with the Offering pursuant to the Agreement.

The Sales Agreement will terminate upon the earlier of (i) the sale of all Shares subject to the Sales Agreement; (ii) termination of the Sales Agreement as permitted therein, including by the Company to the Agent upon five (5) days’ prior written notice and by the Agent to the Company upon five (5) days’ prior written notice, in each instance without liability of any party; and (iii) the expiration of the Registration Statement on the third (3rd) anniversary of the initial effective date of the Registration Statement.

A copy of the Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K (this “Report”) and is incorporated herein by reference. The description of the Agreement is qualified in its entirety by reference to Exhibit 10.1 to this Report.

This Report, including the exhibits filed herewith, is not an offer to sell or the solicitation of an offer to buy the Shares or any other securities of the Company, nor shall there by any offer, solicitation or sale of the Shares or any other securities of the Company in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state.

A copy of the opinion of Olshan Frome Wolosky LLP relating to the legality of the Shares is filed as Exhibit 5.1 to this Report and is filed with reference to, and is hereby incorporated by reference into, the Registration Statement.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

The following exhibits are being filed herewith:

5.1	Opinion of Olshan Frome Wolosky LLP

10.1	Sales Agreement dated March 19, 2024, by and between IGC Pharma, Inc. and A.G.P./Alliance Global Partners

23.1	Consent of Olshan Frome Wolosky LLP (contained in Exhibit 5.1)

104	Cover Page Interactive Data File

* Certain schedules or similar attachments to this exhibit have been omitted in accordance with Item 601(a)(5) of Regulation S-K.

The registrant hereby agrees to furnish supplementally to the Securities and Exchange Commission upon request a copy of any omitted schedule or attachment to this exhibit.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IGC Pharma, Inc.

Dated: March 21, 2024	By:	/s/ Ram Mukunda
Name: Ram Mukunda
Title: CEO